Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Forms S-8 (Nos. 333-129628, 333-157276, 333-172596, 333-174983, 333-183617, 333-198757, 333-213407, 333-225865, 333-231749, 333-237292, and 333-239244) of our report dated June 28, 2022, with respect to the financial statements and supplemental schedule for Flotek Industries, Inc. 401(k) Plan included in this Annual Report on Form 11-K for the year ended December 31, 2021.

/s/ FORVIS, LLP (Formerly, Dixon Hughes Goodman LLP)

Asheville, North Carolina

June 28, 2022